Exhibit 10.3

QUINTILES TRANSNATIONAL HOLDINGS INC.

4820 Emperor Boulevard

Durham, NC 27703

May 8, 2013

Aisling Capital II, L.P.

888 Seventh Avenue, 30th Floor

New York, NY 10106

Re:	Amendment to Management Rights

Ladies and Gentlemen:

This letter confirms our understanding that the letter agreement as of January 22, 2008 between Quintiles Transnational Corp. (the “Company”) and Aisling Capital II, L.P. (the “Investor”) with respect to certain management rights will terminate upon the consummation of the sale of shares of Quintiles Transnational Holdings Inc., as successor to the Company (“Holdings”), pursuant to a registration statement filed by Holdings under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public. Following the consummation of such a public offering, the Investor agrees that Holdings shall no longer be required to invite a representative of the Investor to attend all meetings of Holdings’ Board of Directors in a nonvoting observer capacity.

Very truly yours, AISLING CAPITAL II, L.P.		Agreed and Accepted: QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ Lloyd E. Appel	By:	/ s/ James H. Erlinger III
Name:	Lloyd E. Appel	Name:	James H. Erlinger III
Title:	Chief Financial Officer	Title:	Executive Vice President, General Counsel and Secretary